AMENDED AND RESTATED
                      --------------------
                      EMPLOYMENT AGREEMENT
                      --------------------

          THIS AMENDED AND RESTATED EXPLOYMENT AGREEMENT is effective as of the 27th day of March, 1996 by and between Envirodyne Industries, Inc., a Delaware corporation with its principal office at 701 Harger Road, Oak Brook, Illinois 60521 (the "Company") and F. Edward Gustafson, an individual ("Executive") (hereinafter together referred to as "the parties").

          WHEREAS, Executive has served as Executive Vice
President and Chief Operating Officer of the Company; and

          WHEREAS, the Company and Executive desire that Executive serve as Chairman of the Board, President and Chief
Executive Office of the Company on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants of the parties contained herein, the parties agree as follows:

          1.     Employment Term.  The Company shall employ
                 ---------------
Executive and Executive agrees to be employed by the Company; pursuant to the terms and conditions hereof; for the period (the "Employment Term") commencing on the date hereof and ending on March 26, 1999; provided, however, that on March 26, 1997 and on
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each subsequent anniversary thereof, the Employment Term shall automatically be extended for a period of one year unless either party shall have given written notice to the other party not less than thirty days prior to March 27, 1997 or any subsequent anniversary thereof that the Employment Term shall not be so extended.

          2.     Duties.  During the Employment Term, Executive
                 ------
shall serve as Chairman of the Board, President and Chief Executive Officer of the Company, and the Company shall use its best efforts to cause Executive to be elected as a director of the Company during the Employment Term. Executive shall perform such services and duties prescribed for such positions by the Company's By-laws and as are otherwise incident to such positions and such other services and duties not inconsistent with such positions as may be determined from time to time by the Board of Directors of the Company (the "Board"). Subject to the terms and conditions of this Agreement, Executive shall devote his full business time, attention and skills, to the best of his abilities, to the performance of such services and duties, and use his best efforts to promote the interests of the Company and its subsidiaries. Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing his personal investments or, except as otherwise provided in Sections 9(b) and (c), from serving as a member of the board of directors or a trustee of other companies, associations or entities, provided, however, that such activities
                          --------  -------
do not interfere in any material respect with Executive's performance of his obligations to the Company hereunder. Executive's principal place of employment shall be located in the greater Chicago metropolitan area, and the Company shall not require Executive to relocate from such area without Executive's prior written consent.

          3.     Compensation.  In consideration of the
                 ------------
performance by Executive of his obligations hereunder, the Company shall pay Executive the amounts hereinafter set forth.

               (a) During the Employment Term, the Company shall pay Executive (i) a salary (the "Base Salary") at an annual rate of not less than $450,000, plus (ii) $30,000 per year in lieu of a Company-provided automobile, both payable in substantially equal installments in accordance with the normal payroll practices of the Company then in effect for other offices of the Company. As of each anniversary of the date of this Agreement, Executive's Base Salary shall be increased by such amount as shall be determined by the Compensation Committee of the Board in a manner consistent with its most recent determination of increases in base salary of other senior officers of the Company.

               (b) If for the fiscal year of the Company ending during 1996, the Company's Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (as determined by the Company's independent accounts based on the Company's audited financial statements for such fiscal year) exceeds $100,000,000, the Company shall pay Executive, within 2-1/2 months after the end of such fiscal year, an annual bonus equal to the percentage of Executive's Base Salary set forth on Schedule A attached hereto, based on the amount by which EBITDA exceeds $100,000,000. The annual bonus payable to Executive for subsequent fiscal years of the Company ending during the Employment Term shall be based upon such financial or other performance criteria related to the Company and its businesses are attained, which criteria shall be established by the Compensation Committee of the Board, in its sole discretion, upon consultation with the Executive;

               (c)     (1)     Upon execution of this Agreement,
the Company shall grant to Executive two options, each of which shall cover an aggregate of 35,000 shares of the Company's common stock, subject to the terms and conditions set forth in paragraph
(c)(3) below.
               (2)     In addition, upon execution of this
Agreement the Company shall grant to Executive an additional option (the "Additional Option") covering 75,000 shares of the Company's Common Stock, subject to the terms and conditions set forth in this paragraph (c)(2) and in paragraph (c)(3) below: If
                                                       -----
for the Company's fiscal year ending in 1996, the Company's EBITDA (as determined above) shall exceed $103,600,000, then on March 27, 1997 (if the Employment Term has not yet ended), subject to the terms and conditions set forth in paragraph (c)(3) below, the Additional Option shall become vested and exercisable with respect to shares of the Company's common stock in the number of shares determined based upon the amount of the Company's EBITDA, as follows:

          (a) if the Company's EBITDA exceeds $103,600,000, but not $108,000,000, 25,000 shares of Company common stock;

          (b) if the Company's EBITDA exceeds $108,000,000 but not $112,000,000, 50,000 shares of Company common stock; or

         (c)     if the Company's EBITDA exceeds $112,000,000,
         75,000 shares of Company commons stock.

If the Company's EBITDA shall not exceed $103,600,000 for such fiscal year, the Additional Option shall not become vested and exercisable.

               (3) All options to be granted pursuant to this Agreement shall have a per share exercise price equal to the fair market value of a share of the Company's common stock on the date of grant and shall be subject to the general terms and conditions established by the Company's Compensation Committee and as set forth in the form of stock option agreement in use under the Company's 1993 Stock Option Plan (as amended and restated through March 27, 1996) (the "Stock Option Plan"), provided any portion
                                           --------
of the Additional Option granted pursuant to paragraph (c)(2) above that becomes vested on account of the Company's performance pursuant to paragraph (c)(2)(a), (b) or (c) above and one of the
                                            -----
options granted pursuant to subparagraph (c)(1) above shall become exercisable with respect to one-third of the shares covered thereby on each of March 27, 1998, March 27, 1999 and March 27, 2000, if the Employment Term has not yet ended on such dates.

               (d) Upon execution of this Agreement, the Company shall grant to Executive 35,000 restricted shares of the Company's common stock but subject to any notification requirement imposed by the National Association of Securities Dealers. Such shares shall be non-transferrable and subject to the restriction that they shall be forfeited to the Company if Executive's employment by the Company is terminated by the Company for cause as defined herein or voluntarily by Executive, other than on account of Good Reason or Executive's death or Disability, prior to March 27, 1999.
          4.     Benefits.  During the Employment Term, Executive
                 --------
shall be entitled to participate in any employee benefit plans (including, but not limited to, any life insurance, disability, medical, dental, hospitalization, savings, retirement and other benefit plans of the Company) then in effect for executive officers of the Company and to receive any other fringe benefits that the Company then provides to executive officers of the Company to the extent Executive meets the eligibility requirements for any such plan or benefit; provided, however,
                                           --------  -------
that Executive shall be provided life insurance protection provided to Executive in an amount not be less than $500,000.

          5.     Reimbursements for Expenses.  Executive is
                 ---------------------------
authorized to incur reasonable expenses in the performance of his duties hereunder, including without limitation, country club dues (up to $8,500 per year), expenses for travel and similar items related to such duties. The Company also shall pay or reimburse Executive up to $5,000 per year for financial consulting services. The Company shall reimburse Executive or pay for all such expenses upon presentation by Executive from time to time of an itemized account of such expenditures. The Company also shall establish a nonqualified, unfunded program whereby Executive can defer compensation under the terms of the Company's "401(k) plan" in excess of the limits imposed on such deferrals by the Internal Revenue Code. The Company shall pay or reimburse Executive for the reasonable attorneys' fees and related expenses incurred by Executive in connection with the negotiation of this Agreement.

          6.     Vacations.  During the Employment Term,
                 ---------
Executive shall be entitled to paid vacations of no less than six weeks per year.

          7.     Termination.  Executive's employment hereunder
                 -----------
may be terminated under the following circumstances:

               (a)     Death.  Executive's employment hereunder
                       -----
shall terminate automatically upon Executive's death.

               (b)     Disability.  The Company or Executive may
                       ----------
terminate Executive's employment after having established Executive's Disability. For purposes of this Agreement, "Disability" shall be established if Executive shall be unable to perform fully his duties hereunder because of illness, physical or mental disability or other incapacity, as confirmed by medical evidence satisfactory to the Compensation Committee, that is expected to prevent him from returning to the full performance of his duties hereunder for six months or longer.

               (c)     Cause.  The Company may terminate
                       -----
Executive's employment for "Cause." Cause shall mean a finding adopted in good faith by the Board that Executive (i) willfully failed to substantially perform his services or duties for the Company (other than a failure resulting from Executive's Disability) and such failure continues for 30 days after the Board has given written notice to Executive providing a reasonable description of the basis for the determination that Executive has failed to perform his services or duties, (ii) has been convicted of (or plead nolo contendere to) a felony or to a
                            ---- ----------
misdemeanor involving moral turpitude or the use of a controlled substance, (iii) has breached this Agreement in any material respect if such breach is not cured or remedied within 30 days after the Board has given written notice to Executive providing a reasonable description of the breach, or (iv) engaged in embezzlement or misappropriation of the assets of the Company or any of its subsidiaries or (v) engaged in conduct constituting willful malfeasance in connection with his employment which is materially injurious to the Company and its subsidiaries taken as a whole. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by Executive after Notice of Termination (as hereinafter defined) is given by Executive shall constitute Cause for purposes of this Agreement. No act, or failure to act, on Executive's part, shall be considered "willful" for purposes of (i) or (v) above unless he has acted to failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company. Any action of the Board to terminate Executive for cause under clause (i), (iii), (iv) or
(v) of the preceding sentence shall not be made until after Executive and his legal advisors have been provided an opportunity to meet with the Board, contest the basis for such termination and to demonstrate that Executive's continued employment is in the best interests of the Company.

               (d)     (1)     Good Reason.  Executive may
                               -----------
terminate his employment for "Good Reason."  As used in this
Section 7(d), the term "Company" shall also refer to its successor entity or any entity which has acquired control of the Company as a result of a Change in Control. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections (i) through (vi) hereof:

        (i) Executive no longer serving as Chairman of the Board, President and Chief Executive Officer of the Company for any reason, including, but not limited to, as a result of a vote of the stockholders at an annual or special meeting, action taken by the Board of Directors without cause or as a result of the merger, reorganization or restructuring of the company, or the assignment to Executive of duties or responsibilities which are inconsistent with the status, title, position or responsibilities of Chairman of the Board, President and Chief Executive Officer of the Company (which assignment is not rescinded after the Company receives written notice from Executive providing a reasonable description of such inconsistency); provided, however,
                                            --------  -------
        that a cessation of the Company's status as a reporting Company under Section 12(g) of the Securities Exchange Act of 1934 shall not by itself result in a violation of this clause;

        (ii) the Company's requiring Executive to be based at any place outside a 30-mile radius from the principal location from which Executive served as an employee of the Company immediately prior to the Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

        (iii) the failure by the Company to provide Executive with compensation and benefits substantially comparable, in the aggregate, to those provided for under the employee benefit plans, programs and practices in effect immediately prior to the Change in Control;

        (iv) any material breach by the Company of any provision of this Agreement which has not been cured or corrected by the Company within two weeks after Executive has given the Company written notice of such breach;

        (v)     the failure of the Company to obtain an
        agreement, satisfactory to Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 12 hereof; or

        (vi) there shall have occurred a Change in Control of the Company.

                    (2)     Executive's right to terminate his
employment pursuant to this Section 7(d) shall not be affected by his Disability if as of the occurrence of an event constituting
Good Reason, his Employment has not terminated pursuant to paragraph 7(b) hereof.

               (e) For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                    (1)     any Person (an "Acquiring Person")
becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act, a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, other than beneficial ownership by the Company, any employee benefit plan of the Company or any person or entity organized, appointed or established pursuant to the terms of any such benefit plan;

                    (2) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation, or an agreement providing for the sale of substantially all of the assets of the Company to one or more corporations, in any case other than with or to a corporation 50% or more of which is controlled by or is under common control with, the Company;

                    (3)     during any two-year period,
individuals who at the date on which the period commences constitute a majority of the Board cease to constitute a majority thereof for any reason; provided, however, that a director who
                        --------  -------
was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least a majority of the directors who were directors at the beginning of such period (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board; or

                    (4)     at any time, a majority of the
members of the Board shall consist of individuals who were not nominated for election to the Board by the Company's Compensation and Nominating Committee or such other committee of the Board (including, the Board itself) as shall, from time to time, be performing the function of proposing nominees for election to the Board.

               (f)     Notice of Termination.  Any purported
                       ---------------------
termination of Executive's employment hereunder by the Company for Cause or by Executive for Good Reason or by reason of Executive's Disability shall be communicated by a written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon as a basis for termination. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

               (g)     Termination Date.  "Termination Date"
                       ----------------
shall mean in the case of Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination; provided, however, that if Executive terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than 30 days from the date the Notice of Termination is given to the Company and if the Company terminates Executive's employment other than for Cause, the date specified in the Notice of Termination shall be no less than 30 days from the date the Notice of Termination is given to Executive.

          8.     Compensation Upon Termination.  Upon termination
                 -----------------------------
of Executive's employment during the Employment Term, Executive shall be entitled to the following benefits:

               (a) If Executive's employment is terminated by the Company for Cause or by Executive (other than for Good Reason or Executive's Disability), the Company shall pay to Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) Base Salary, (ii) reimbursement (in accordance with the terms of this Agreement) for any and all monies advanced or expenses incurred in connection with Executive's employment for reasonable and necessary expenses incurred by Executive on behalf of the Company for the period ending on the Termination Date, (iii) accrued but unpaid vacation pay, (iv) any earned or awarded and vested, but unpaid bonus for any fiscal year of the Company ending prior to the year in which such termination occurs and (v) any previous compensation which Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect, including but not limited to the plan described in
Section 3(d) hereof, and all unexercisable stock options and unvested restricted stock shall be forfeited.

               (b) Subject to the last sentence of Section 8(c), if Executive's employment is terminated by the Company for any reason other than for Cause, death or Disability, or by Executive for Good Reason, the Company shall pay to Executive all Accrued Compensation plus (ii) 300% of Executive's Base Salary and the amount of the bonus which would have been payable to Executive pursuant to Section 3(b) hereof in respect of the year of the Employment Term in which the Termination Date occurs and calculated as if Executive were employed by the Company as of the end of such year (but, to the extent the bonus is contingent on the achievement of performance targets, based on whether such targets were actually achieved as of the Termination Date) multiplied by a fraction, the numerator of which shall be the number of days in such year which have elapsed prior to the Termination Date and the denominator of which shall be the number of days in such year. In addition, Executive shall be entitled to coverage for 24 calendar months following the month on which the Termination Date occurs under the life insurance, medical, dental and hospitalization benefits which Executive would have been entitled to receive if he had continued his employment with the Company for such period, on the terms and conditions applicable to other executive officers of the Company as in effect from time to time during such period. Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans and other programs and practices then in effect, including but not limited to the plan described in Section 3(d) hereof. All outstanding stock options and restricted stock granted or issued pursuant to this Agreement shall become exercisable, vested and nonforfeitable.

               (c) If Executive's employment by the Company is terminated by the Company following a Change in Control other than for Cause, death or Disability, or by Executive for Good Reason, then Executive shall be entitled to the amounts described in paragraph (b) above and except that in applying clause (ii) thereof, it shall be assumed that the bonus to which the Executive shall be entitled shall be equal to 50% of Base Salary irrespective of the Company's performance or the date on which the termination occurs.

               (d)  The first sentence of Section 8(b)
notwithstanding, if Executive's employment by the Company is terminated by the Company following a Change in Control wherein the Beneficial Owner is D.P. Kelly & Associates or a company in which D.P. Kelly has a substantial interest, the Company shall pay Executive all Accrued Compensation plus 200% of Executive's Base Salary. All other commitments set forth in Section 8(b) and
Section 8(c) shall remain controlling and binding.

               (e) If Executive's employment by the Company is terminated by reason of Executive's death, Executive's estate or designated beneficiaries shall receive:

        (i)     all of Executive's Accrued Compensation; and

        (ii) and any death benefits provided under the employee benefits plans specified in Section 4 hereof;
        and

               (f) If Executive's employment by the Company is terminated by the Company or Executive by reason of Executive's Disability, Executive shall be entitled to receive or continue to receive:

         (i) his Base Salary for the first six months of such Disability (including any period of such Disability prior to termination of Executive's employment), and

         (ii) $7,500 per month thereafter until the first to occur of his 65th birthday and his death. Any amounts payable pursuant to clause (ii) of the preceding sentence shall be offset by any amounts payable to Executive pursuant to any plan or program described in paragraph 4 hereof.

               (g) The amounts (other than any life insurance and medical, dental and hospitalization coverage) provided for in this Section 8 shall be paid within five (5) business days after Executive's Termination Date. The continuation of any life insurance, medical, dental or hospitalization benefits pursuant to Section 8(b) or 8(c) shall be in satisfaction of the Company's obligations under Section 4980B of the Internal Revenue Code of 1986, or any similar state law requiring continuation of such insurance or benefits, with respect to the period of time during which such insurance or benefits are continued hereunder.

               (h) The Company shall use its best efforts to ensure that shares of the Company's common stock obtained by Executive from the Company by reason of the exercise of stock options shall be covered by an effective registration statement on Form S-8 (or similar or successor form) with the intention that Executive may sell such shares in compliance with the Securities Act of 1933 (whether or not he is employed by the Company at the time of the sale).

          9.     Nondisclosure of Confidential Information; Non-
                 ----------------------------------------------
Competition.  (a) Executive shall not, without the prior written
-----------
consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. When Executive shall cease to be employed by the Company, the Executive shall surrender to the Company all Confidential Information obtained by him or entrusted to him during the course of his employment hereunder (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in this paragraph or which were paid for by the Company or any of its subsidiary; provided, however, that the Executive may retain copies of such
--------  -------
documents as necessary for the Executive's personal records for federal income tax purposes. For purposes of this Section 9(a), "Confidential Information" shall mean non-public information concerning the financial data of the Company or any subsidiary, strategic business plans, product development, bidding information (or other proprietary product data), customer lists, marketing plans and other proprietary and confidential information of the Company or any of its subsidiaries, in each case which is not otherwise available to the public.

                         (b)     During the Employment Term and
for a period of two years thereafter, except with the prior written consent of the Board, the Executive:

                    (1)     shall not engage in any activities
whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (1) the businesses conducted at the date hereof by the Company or any of its subsidiaries or affiliates over which he shall have exercised, directly or indirectly, any supervisory, management, fiscal or operating control during the Employment Term (the "Managed Companies"), or
(2) any business in which the Managed Companies are substantially engaged at any time during the Employment Period;

                    (2)     shall not solicit, in competition
with the Company, any person who is a customer of the businesses conducted by the Managed Companies at the date hereof or of any business in which the Managed Companies are substantially engaged at any time during the Employment Period; and

                    (3)     shall not induce or attempt to
persuade any employee of the Managed Companies to terminate his employment relationship in order to enter into competitive employment.

               (b) For purposes of Section 9(b) hereof, a business shall be deemed to be in competition with the Company if it is significantly involved in the sale of any product or the rendering of any service significantly sold or rendered by the Company or its subsidiaries. Nothing in this Section 9 shall be construed so as to preclude Executive from investing in any publicly held company, provided Executive's beneficial ownership of any class of such company's securities does not exceed 5% of the outstanding securities of such class.

               (c)     The following provisions shall apply to
the covenants of the Executive contained in Sections 9.01 and
9.02

                    (1)     the covenants contained in paragraphs
(A) and (B) of Section 9.01 shall apply within all territories in which any of the Managed Companies are actively engaged in the conduct of business during the Employment Term, including, without limitation, the territories in which customers are then being solicited;

                    (2)     without limiting the right of the
Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 9(a) and 9(b), it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

                    (3) each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Sections 9(a) and 9(b) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

                    (4)     the covenants contained in Sections
9(a) and 9(b) shall survive the conclusion of Executive's
Employment by the Company.

          10.     Conditional Adjustments in Compensation.  (a)
                  ---------------------------------------
Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise ("Total Compensation")), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax") and if it is determined that the amount of Total Compensation remaining after payment of the Excise Tax is less than the maximum amount of Total Compensation that could be paid without becoming subject to such Excise Tax, the Total Compensation shall be reduced to such maximum amount.

          (b)  All determinations required to be made under this
Section 10, and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of a request therefor by either Executive or the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting a Change in Control, Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion that failure to report the Excise tax on Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and Executive.

          11.     Withholding.  Anything to the contrary herein
                  -----------
notwithstanding, all payments required to be made by the Company hereunder to Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable tax law or regulation.

          12.     Beneficiaries; References.  Executive shall be
                  -------------------------
entitled but shall not be required to select (and change, to the extent permitted under any applicable law) a beneficiary of beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

          13.     Successors and Assigns.
                  ----------------------
               (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

               (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal personal representative.

          14.     Notice.  For the purposes of this Agreement,
                  ------
notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail return receipt requested, postage prepaid, addressed to the respective address last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

          15.     Non-Exclusivity of Rights.  Nothing in this
                  -------------------------
Agreement shall limit or reduce such rights as Executive may have under any other agreements with the Company or any of its subsidiaries concerning any subject matter other than that which is addressed herein; provided, however, that the payments and benefits provided under Section 8 shall be in lieu of any other termination benefits (including severance, notice and pay and salary continuation) to which Executive may otherwise be entitled, and executive hereby waives any and all rights to such other termination benefits; provided further, however, that nothing contained in this Agreement shall be construed to affect or diminish Executive's direct or indirect rights under the Amended and Restated Management Services Agreement dated December 31, 1993 between the Company and D.P. Kelly & Associates, L.P. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

          16.     Miscellaneous.  No provision of this Agreement
                  -------------
may be modified, waived or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          17.     Governing Law.  This Agreement shall be
                  -------------
governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the conflict of law principles thereof.

          18.     Severability.  The provisions of this Agreement
                  ------------
shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          19.     Entire Agreement.  This Agreement constitutes
                  ----------------
the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

                              ENVIRODYNE INDUSTRIES, INC.



                              By:________________________________
                                 Title:




                              ___________________________________
                              F. Edward Gustafson